UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, Michael E. Krawitz, VeriTeQ Corporation’s Chief Legal and Financial Officer, resigned his position with VeriTeQ Corporation (the “Company”) effective as of May 22, 2015, in order to pursue another opportunity. Mr. Krawitz’s resignation was unrelated to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 22, 2015, the Company issued a convertible promissory note to Mr. Krawitz for the accrued but unpaid compensation due to Mr. Krawitz as of May 22, 2015 in the amount of $117,009 (the “Krawitz Note”). The Krawitz Note bears interest at a rate of 5% per annum, with principal and interest due on March 1, 2016. The Company has the option to prepay the Krawitz Note in whole or in part, and without premium or penalty, at any time upon 5 business days’ written notice to the holder. At any time after September 1, 2015, the holder of the Krawitz Note can convert all or part of the note into shares of the Company’s common stock at a conversion price equal to the average daily closing price of the Company’s common stock for the 10 days prior to conversion.

The Krawitz Note was issued pursuant to exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended. The foregoing transaction was approved by the Company’s Board of Directors and is qualified in its entirety by reference to the Krawitz Note, which is attached hereto as Exhibit 10.1.

On May 21, 2015, the Company’s Board of Directors appointed Marc Gelberg, the Company’s Chief Accounting Officer and Vice President of Financial Reporting, as the Company’s Interim Chief Financial Officer, in addition to his current responsibilities. Mr. Gelberg, age 49, has been the Company’s Chief Accounting Officer since October 30, 2014, and will act as the Company’s principal financial officer. Mr. Gelberg was previously Corporate Controller of Fusion Telecommunications International, Inc., a provider of unified communications and cloud services, since April of 2011, assuming the additional responsibilities of Vice President of Finance and Senior Vice President of Finance in November of 2012 and March of 2014, respectively.  From November of 2010 through March of 2011, Mr. Gelberg served as an SEC Reporting consultant for China Direct Industries, Inc., primarily serving its client companies, and from February of 2008 through September 2010, Mr. Gelberg was Vice President, Corporate Controller for Cross Match Technologies, Inc.

There were no changes to any compensation arrangements between the Company and Mr. Gelberg in connection with his appointment as the Company’s Interim Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	$117,009 Convertible Promissory Note due March 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: May 27, 2015	/s/ Scott R. Silverman
Scott R. Silverman
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	$117,009 Convertible Promissory Note due March 1, 2016